UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On June 15, 2010, Interval Leisure Group, Inc. (“ILG”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect nine directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve the Amended and Restated Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan, and (iii) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2010. The results of the voting are as follows:

Proposal 1 – Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	30,348,898	17,978,981	3,631,570
Gregory R. Blatt	30,287,587	18,040,292	3,631,570
David Flowers	26,753,182	21,574,697	3,631,570
Gary S. Howard	30,305,226	18,022,653	3,631,570
Lewis J. Korman	30,628,250	17,699,629	3,631,570
Thomas J. Kuhn	30,630,388	17,697,491	3,631,570
Thomas J. McInerney	30,327,410	18,000,469	3,631,570
Thomas P. Murphy, Jr.	30,402,366	17,925,513	3,631,570
Avy H. Stein	30,178,993	18,148,886	3,631,570

Proposal 2 – Approve the Amended and Restated Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-votes
46,349,518	1,973,560	4,801	3,631,570

Proposal 3 – Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2010

Votes For	Votes Against	Abstentions	Broker Non-votes
51,936,138	12,675	10,636	0

Based on the votes above, all of ILG’s directors were re-elected, the Amended and Restated Interval Leisure Group, Inc. 2008 Stock and Annual Incentive Plan was approved and Ernst & Young LLP was ratified as ILG’s independent registered certified public accounting firm for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and General Counsel

Date:  June 16, 2010